EXHIBIT 5.1

RONALD N. VANCE, P.C.
ATTORNEY AT LAW
57 West 200 South
Suite 310
Salt Lake City, UT  84101

July 30, 2001

NMXS.com, Inc.
Board of Directors

     Re: Registration Statement on Form S-8

Gentlemen:

     I have been retained by NMXS.com, Inc. (the "Company") in connection with the registration statement (the "Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company.  You have requested that I render my opinion as to whether or not the securities proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I have examined the following:

     1.  Articles of Incorporation of the Company, and amendments thereto;
     2.  Bylaws of the Company;
     3.  Unanimous consent resolutions of the Company's board of directors;
     4.  The Registration Statement; and
     5.  The Company's 2001 Stock Issuance Plan.

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement will, when issued in accordance with the terms set forth in the Registration Statement, be validly issued, fully paid, and nonassessable under corporate laws of the state of Delaware.

     This opinion is limited in scope to the shares to be issued pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future.  Such transactions are required to be included in either a new registration statement or a post-effective amendment to the
Registration Statement, including updated opinions concerning the validity of issuance of such shares.

     Further, I consent to my name being included in the Registration
Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

     Sincerely,

     /s/ Ronald N. Vance